Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF MEXCO ENERGY CORPORATION

PURSUANT TO 18 U.S.C. §1350

In connection with the Quarterly Report of Mexco Energy Corporation on Form 10-Q for the quarterly period ended September 30, 2017, as filed with the Securities and Exchange Commission on November 10, 2017 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mexco Energy Corporation as of the dates and for periods presented as required by such Report.

Date: November 14, 2017	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and Chief Executive Officer

Date: November 14, 2017	/s/ Tamala L. McComic
Tamala L. McComic
President and Chief Financial Officer